Exhibit 4.1

                               SECURITY AGREEMENT

This Security Agreement is made as of August 31, 2006 by and among LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"), TRINITY LEARNING CORPORATION, a
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Utah  corporation  ("the  Parent"),  and each party listed on Exhibit A attached
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hereto  (each  an  "Eligible  Subsidiary"  and  collectively,  the  "Eligible
                    --------------------                             --------
Subsidiaries")  the  Parent  and  each Eligible Subsidiary, each a "Company" and
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collectively,  the  "Companies").

                                   BACKGROUND
                                   ----------

The Companies have requested that Laurus make advances available to the Companies; and

Laurus has agreed to make such advances on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                    ---------

NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

1.     General  Definitions  and  Terms;  Rules  of  Construction.
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(a)     General  Definitions.  Capitalized  terms  used  in this Agreement shall
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have  the  meanings  assigned  to  them  in  Annex  A.
                                             --------

(b)     Accounting  Terms.  Any accounting terms used in this Agreement that are
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not  specifically  defined  shall  have  the  meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

(c)     Other  Terms.  All other terms used in this Agreement and defined in the
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UCC,  shall  have  the  meaning  given  therein unless otherwise defined herein.

(d)     Rules  of  Construction.  All  Schedules,  Addenda, Annexes and Exhibits
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hereto  or  expressly  identified  to  this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2.     Loan  Facility;  7%  Preferred  Stock;  Closing.
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(a)     Revolving  Loans.
        ----------------

(i) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make revolving loans (the "Revolving Loans") to
                                                                      -----
the Companies from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (the "Reserves")
                                                                     --------
(including, without limitation, reserves with respect to (i) sums that the Companies are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Ancillary Agreement, (ii) amounts owing by the Companies or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes) or (iii) any deterioration in the financial condition or credit quality of any Account Debtor), and (y) an amount equal to (I) the Accounts Availability plus (II) the Inventory Availability, minus (III) the Reserves. The amount derived at any time from Section 2(a)(i)(y)(I) plus Section 2(a)(i)(y)(II) minus 2(a)(i)(y)(III) shall be referred to as the "Formula Amount." The Companies shall, jointly and
                        ---------------
severally, execute and deliver to Laurus on the Closing Date the Secured Revolving Note and the Secured Term Note. The Companies hereby each acknowledge and agree that Laurus' obligation to purchase the Secured Revolving Note and the Secured Term Note from the Companies on the Closing Date shall be contingent upon the satisfaction (or waiver by Laurus in its sole discretion) of the items and matters set forth in the closing checklist provided by Laurus to the Companies on or prior to the Closing Date. The Companies hereby each further acknowledge and agree that, immediately prior to each borrowing hereunder and immediately after giving effect thereto, the Companies shall be deemed to have certified to Laurus that at the time of each such proposed borrowing and also after giving effect thereto (i) there shall exist no Event of Default, (ii) all representations, warranties and covenants made by the Companies in connection with this Agreement and the Ancillary Agreements are true, correct and complete and (iii) all of each Company's and its respective Subsidiaries' covenant requirements under this Agreement and the Ancillary Agreements have been met. The Companies hereby agree to provide a certificate confirming the foregoing concurrently with each request for a borrowing hereunder.

(ii) Notwithstanding the limitations set forth above, if requested by any Company, Laurus retains the right to lend to such Company from time to time such amounts in excess of such limitations as Laurus may determine in its sole discretion. In connection with each such request by one or more Companies, the Companies shall be deemed to have certified, as of the time of such proposed borrowing and immediately after giving effect thereto, to the satisfaction of all Overadvance Conditions. For purposes hereof, "Overadvance Conditions" means (i) no Event of Default shall exist and
          -----------------------
be continuing as of such date; and (ii) all representations, warranties and covenants made by the Companies in connection with the Security Agreement and the Ancillary Agreements shall be true, correct and complete as of such date. The Companies hereby agree to provide a certificate confirming the satisfaction of the Overadvance Conditions concurrently with the request for same.

(iii) The Companies acknowledge that the exercise of Laurus' discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability and/or Inventory Availability and each of the Companies hereby consent to any such increases or decreases which may limit or restrict advances requested by the Companies.

(iv) If any interest, fees, costs or charges payable to Laurus hereunder are not paid when due, each of the Companies shall thereby be deemed to have requested, and Laurus is hereby authorized at its discretion to make and charge to the Companies' account, a Loan as of such date in an amount equal to such unpaid interest, fees, costs or charges.

(v) If any Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, Laurus may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Company (or, at Laurus' option, in Laurus' name) and may, but need not, take any and all other actions which Laurus may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all costs and expenses (including attorneys' fees and legal expenses) incurred by Laurus in connection with or as a result of the performance or observance of such agreements or the taking of such action by Laurus shall be charged to the Companies' account as a Revolving Loan and added to the Obligations. To facilitate Laurus' performance or observance of such covenants by each Company, each Company hereby irrevocably appoints Laurus, or Laurus' delegate, acting alone, as such Company's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Company.

(vi) Laurus will account to Company Agent monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Laurus shall be deemed final, binding and conclusive unless Laurus is notified by Company Agent in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

(vii) During the Term, the Companies may borrow and prepay Loans in accordance with the terms and conditions hereof.

(viii) If any Eligible Account is not paid by the Account Debtor within ninety (90) days after the date that such Eligible Account was invoiced or if any Account Debtor asserts a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account, (a "Delinquent Account"), the
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Companies shall jointly and severally (i) reimburse Laurus for the amount of the
Loans made with respect to such Delinquent Account or (ii) immediately replace such Delinquent Account with an otherwise Eligible Account.

(b)     Term  Loan.  Subject to the terms and conditions set forth herein and in
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the  Ancillary  Agreements,  Laurus  shall make a term loan (the "Term Loan") to
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Company Agent (for the benefit of Companies) in an aggregate amount equal to Two
Million Five Hundred Thousand Dollars $2,500,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in consecutive monthly installments of principal commencing on January 2, 2007 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default or termination of this Agreement. The Term Loan shall be evidenced by the Secured Term Note.

(c)     7% Preferred Stock. Subject to the terms and conditions set forth herein
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and in the Ancillary Agreements, Laurus shall purchase from the Parent 1,500,000 shares  of  7%  Preferred  Stock.

3.     Repayment  of  the  Loans.  The  Companies (a) may prepay the Obligations
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from  time to time in accordance with the terms and provisions of the Notes (and
Section 17 hereof if such prepayment is due to a termination of this Agreement);
(b) shall repay on the Maturity Date (as defined in the Secured Term Note) (i) the then aggregate outstanding principal balance of the Term Loan together with accrued and unpaid interest, fees and charges and: (ii) all other amounts owed Laurus under the Secured Term Note; (c) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Revolving Loans together with accrued and unpaid interest, fees and charges and; (ii) all other amounts owed Laurus under this Agreement and the Ancillary Agreements; and (c) subject to Section 2(a)(ii), shall repay on any day on which the then aggregate outstanding principal balance of the Loans are in excess of the Formula Amount at such time, Loans in an amount equal to such excess. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.

4.     Procedure  for  Revolving  Loans.  Company  Agent  may  by written notice
       --------------------------------
request a borrowing of Revolving Loans prior to 12:00 noon (New York time) on the Business Day of its request to incur, on the next Business Day, a Revolving Loan. Together with each request for a Revolving Loan (or at such other intervals as Laurus may request), Company Agent shall deliver to Laurus a Borrowing Base Certificate in the form of Exhibit B attached hereto, which shall
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be  certified  as  true  and  correct  by  the  Chief Executive Officer or Chief
Financial Officer of Company Agent together with all supporting documentation relating thereto. All Revolving Loans shall be disbursed from whichever office or other place Laurus may designate from time to time and shall be charged to the Companies' account on Laurus' books. The proceeds of each Revolving Loan made by Laurus shall be made available to Company Agent on the Business Day following the Business Day so requested in accordance with the terms of this Section 4 by way of credit to the applicable Company's operating account maintained with such bank as Company Agent designated to Laurus. Any and all Obligations due and owing hereunder may be charged to the Companies' account and shall constitute Revolving Loans.

5.     Interest  and  Payments.
       -----------------------

(a)     Interest.
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(i)     Except  as  modified  by  Section  5(a)(iii)  below, the Companies shall jointly and severally pay interest at the Contract Rate on the unpaid principal balance of each Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America.

(ii) Interest and payments shall be computed on the basis of actual days elapsed in a year of 360 days. At Laurus' option, Laurus may charge the Companies' account for said interest.

(iii) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Contract Rate shall automatically be increased as set forth in the Notes (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest,
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shall  continue to accrue interest from the date of such Event of Default at the
Default  Rate  applicable  to  such  Obligations.

(iv) In no event shall the aggregate interest payable hereunder or under any Note exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate"), and if any provision
                                      ------------------
of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

(v) The Companies shall jointly and severally pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

(b)     Payment;  Certain  Closing  Conditions.
        --------------------------------------

(i)     Payment.  Upon  execution  of this Agreement by each Company and Laurus,
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the Companies shall jointly and severally pay to Laurus Capital Management, LLC, the  investment advisor of Laurus ("LCM"), a non-refundable payment in an amount
                                    ---
equal to three and six-tenths percent (3.60%) of the Total Investment Amount. The foregoing payment is referred to herein as the "LCM Payment." Such payment
                                                     -----------
shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

(ii)     Overadvance Payment.  Without affecting Laurus' rights hereunder in the
         -------------------
event  the  Loans exceed the Formula Amount (each such event, an "Overadvance"),
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all such Overadvances shall bear additional interest at a rate equal to one-half percent (0.5%) per month of the amount of such Overadvances for all times such amounts shall be in excess of the Formula Amount. All amounts that are incurred pursuant to this Section 5(b)(ii) shall be due and payable by the Companies monthly, in arrears, on the first business day of each calendar month and upon expiration of the Term.

(iii)     Expenses.  The  Companies shall jointly and severally reimburse Laurus
          --------
for its expenses (including reasonable legal fees and expenses) incurred in connection with the entering into of this Agreement and the Ancillary Agreements, and expenses incurred in connection with Laurus' due diligence review of each Company and its Subsidiaries and all related matters. Amounts required to be paid under this Section 5(b)(iii) will be paid on the Closing Date and shall be the sum of (I) $45,000 for such expenses referred to in this
Section 5(b)(iii) (net of deposits previously paid by the Company) plus (II) the cost of all reasonable third-party appraisals of the Companies and their respective Subsidiaries to the extent required by Laurus as determined in its sole discretion, not to exceed $30,000.

     (iv)     Closing.     Subject  to  the  terms  and  conditions  of  this
     ----     --------
Agreement,  the closing of the transactions contemplated hereby (the "Closing"),
     ----
shall  take  place on the Closing Date, at such time or place as the Company and
Purchaser  may  mutually  agree.  Furthermore,            pursuant to the Escrow
Agreement, at the Closing Laurus will deliver to the Company or such third party as may be identified by the Company in writing in the Disbursement Letter, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer.

6.     Security  Interest.
       ------------------

(a) To secure the prompt payment to Laurus of the Obligations, each Company hereby assigns, pledges and grants to Laurus a continuing security interest in and Lien upon all of the Collateral. All of each Company's Books and Records relating to the Collateral shall, until delivered to or removed by Laurus, be kept by such Company in trust for Laurus until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by each Company shall be deemed to include the foregoing grant, whether or not the same appears therein.

(b) Each Company hereby (i) authorizes Laurus to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets and personal property of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Laurus to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Each Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Laurus and agrees that it will not do so without the prior written consent of Laurus, subject to such Company's rights under Section 9-509(d)(2) of the UCC.

(c) Each Company hereby grants to Laurus an irrevocable, non-exclusive license (exercisable upon the termination of this Agreement due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Company) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the termination of this Agreement and the payment in full of all Obligations; provided further that such license will terminate on the date of the cure of such an Event of Default.

7.     Representations,  Warranties  and  Covenants  Concerning  the Collateral.
       ------------------------------------------------------------------------
Each Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Loan and made as of the time of each and every Revolving Loan hereunder) and covenants as follows:

(a) all of the Collateral (i) is owned by it free and clear of all Liens (including any claims of infringement) except those in Laurus' favor and Permitted Liens and (ii) except as set forth on Schedule 7(a) hereto, is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

(b) it shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral or any other assets to anyone other than Laurus and except for Permitted Liens.

(c) the Liens granted pursuant to this Agreement, upon due completion of the filings of UCC-1 financing statements in respect of each grantor of such Liens in the applicable filing offices of the states of organization of such grantor and the completion of the other filings and actions listed on Schedule 7(c) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to Laurus in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Laurus as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all of its creditors and purchasers and such security interest is prior to all other Liens in existence on the date hereof other than Permitted Liens.

(d) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

(e) it shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $50,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

(f) it shall defend the right, title and interest of Laurus in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Laurus "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Laurus, (ii) the prompt (but in no event later than five (5) Business Days following Laurus' request therefor) delivery to Laurus of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Laurus' interest in Collateral at Laurus' request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or Laurus' respective and several interests in the Collateral.

(g) it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Laurus, it shall enter into a supplement to this Agreement granting to Laurus a Lien in such commercial tort claim.

(h) it shall place notations upon its Books and Records and any of its financial statements to disclose Laurus' Lien in the Collateral.

(i) if it retains possession of any Chattel Paper or Instrument with Laurus' consent, upon Laurus' request such Chattel Paper and Instruments shall be marked with the following legend: "This writing and obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd." Notwithstanding the foregoing, upon the reasonable request of Laurus, such Chattel Paper and Instruments shall be delivered to Laurus.

(j) it shall perform in a reasonable time all other steps requested by Laurus to create and maintain in Laurus' favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

(k) it shall notify Laurus promptly and in any event within ten (10) Business Days after obtaining knowledge thereof (i) of any event or circumstance that, to its knowledge, would cause Laurus to consider any then existing Account and/or Inventory] as no longer constituting an Eligible Account [or Eligible Inventory, as the case may be]; (ii) of any material delay in its performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by it to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral.

(l) all Eligible Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of such Company. It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to Laurus in writing.

(m) it shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. It shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

(n) it shall maintain and keep all of its Books and Records concerning the Collateral at its executive offices listed in Schedule 12(aa).
                                                     ----------------

(o) it shall maintain and keep the tangible Collateral at the addresses listed in Schedule 12(aa), provided, that it may change such locations or open a
          ---------------
new location, provided that it provides Laurus at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than $75,000 will be located, it executes and delivers to Laurus such agreements deemed reasonably necessary or prudent by Laurus, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Laurus, to adequately protect and maintain Laurus' security interest in such Collateral.

(p)     Schedule  7(p) lists all banks and other financial institutions at which
        --------------
it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Schedule 7(p)) without Laurus' prior written consent.
    --------------

(q) All Inventory manufactured by it in the United States of America shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto or promulgated thereunder.

8.     Payment  of  Accounts.
       ---------------------

(a)     Each  Company  will  irrevocably  direct  all  of its present and future
Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by such Company (the "Lockboxes") with Col Taylor Bank or such other financial
                ---------
institution  accepted  by  Laurus  in  writing  as  may  be  selected by  such  Company  (the  "Lockbox  Bank")  pursuant  to the terms of the certain
                          -------------
agreements among one or more Companies, Laurus and/or the Lockbox Bank dated as of ------- August __, 2006. On or prior to the Closing Date, each Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to:
(a) sweep the Lockbox on a daily basis and deposit all checks received therein to an account designated by Laurus in writing and (b) comply only with the instructions or other directions of Laurus concerning the Lockbox. All of each Company's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of any Company or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, any Company receives any payments, such Company shall immediately remit such payments to Laurus in their original form with all necessary endorsements. Until so remitted, such Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property.

(b) At Laurus' election, following the occurrence of an Event of Default which is continuing, Laurus may notify each Company's Account Debtors of Laurus' security interest in the Accounts, collect them directly and charge the reasonable collection costs and expenses thereof to Company's and the Eligible Subsidiaries joint and several account.

9.     Collection  and  Maintenance  ofCollateral.
       ------------------------------------------

(a) Laurus may verify each Company's Accounts from time to time, but not more often than once every six (6) months, unless an Event of Default has occurred and is continuing or Laurus believes that such verification is necessary to preserve or protect the Collateral, utilizing an audit control company or any other agent of Laurus, provided that Laurus shall not charge the Companies for the costs of verifying the Companies' Accounts in excess of $10,000 per each such verification.

(b) Proceeds of Accounts received by Laurus will be deemed received on the Business Day after Laurus' receipt of such proceeds in good funds in dollars of the United States of America to an account designated by Laurus. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

(c) As Laurus receives the proceeds of Accounts of any Company, it shall (i) apply such proceeds, as required, to amounts outstanding under the Notes, and
(ii) remit all such remaining proceeds (net of interest, fees and other amounts then due and owing to Laurus hereunder) to Company Agent (for the benefit of the applicable Companies) upon request (but no more often than twice a week). Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Laurus, at its option, may (a) apply such proceeds to the Obligations in such order as Laurus shall elect, (b) hold all such proceeds as cash collateral for the Obligations and each Company hereby grants to Laurus a security interest in such cash collateral amounts as security for the Obligations and/or (c) do any combination of the foregoing.

10.     Inspections  and Appraisals.  At all times during normal business hours,
        ---------------------------
Laurus, and/or any agent of Laurus shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each Company's properties and the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from each Company's Books and Records, including management letters prepared by the Accountants, and (c) discuss with each Company's directors, principal officers, and independent accountants, each Company's business, assets, liabilities, financial condition, results of operations and business prospects. Each Company will deliver to Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for such Company. If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants review the same.

11.     Financial  Reporting.  Company  Agent  will  deliver,  or  cause  to  be
        --------------------
delivered, to Laurus each of the following, which shall be in form and detail acceptable to Laurus:

(a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Parent, except to the extent permitted under Rule 12b-25 promulgated under the Securities Exchange Act of 1934, as amended, Parent's audited consolidated financial statements with a report of independent certified public accountants of recognized standing selected by the Parent and acceptable to Laurus (the "Accountants"), which annual financial statements
                               -----------
shall be without qualification and shall include the Parent's consolidated balance sheet as at the end of such fiscal year and the related statements of the Parent's, including Subsidiaries', income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Parent's President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

(b) As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Parent, except to the extent permitted under Rule 12b-25 promulgated under the Securities Exchange Act of 1934, as amended, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent's and each of its Subsidiaries' as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Parent's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c) Within thirty (30) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Parent's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d) Within fifteen (15) days after the end of each month (or more frequently if Laurus so requests), agings of each Company's Accounts, unaudited trial balances and their accounts payable and a calculation of each Company's Accounts, Eligible Accounts, Inventory and/or Eligible Inventory, provided, however, that if Laurus shall request the foregoing information more often than as set forth in the immediately preceding clause, each Company shall have fifteen (15) days from each such request to comply with Laurus' demand; and

(e) Promptly after (i) the filing thereof, copies of the Parent's most recent registration statements and annual, quarterly, monthly or other regular reports which the Parent files with the Securities and Exchange Commission (the "SEC"), and (ii) the issuance thereof, copies of such financial statements,
 ---
reports  and  proxy  statements  as  the  Parent shall send to its stockholders.

Notwithstanding the foregoing, neither the Company's Agent, the Company nor any of its Subsidiaries will provide any material, non-public information to Laurus unless Laurus signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

(f) The Parent shall deliver, or cause the applicable Subsidiary of the Parent to deliver, such other public information as the Purchaser shall reasonably request.

12.     Additional  Representations  and  Warranties.  Each  Company  hereby
        --------------------------------------------
represents  and  warrants  to  Laurus  as  follows:

(a)     Organization,  Good  Standing  and  Qualification.  It  and  each of its
        -------------------------------------------------
Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. It and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (i) execute and deliver this Agreement and the Ancillary Agreements, (ii) to issue and sell the Notes, (iii) to issue and sell the 7% Preferred Stock and the shares of Common Stock issuable upon conversion of the 7% Preferred Stock (the "Preferred Conversion Shares"), and to (iv) carry out the provisions of this
 -----------------------------
Agreement and the Ancillary Agreements and to carry on its business as presently conducted. It and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)     Subsidiaries.  Each  of its direct and indirect Subsidiaries, the direct
        ------------
owner of each such Subsidiary and its percentage ownership thereof, is set forth on Schedule 12(b). No Inactive Subsidiary owns any assets (other than
    ---------------
immaterial  assets)  or  has  any  significant  operations

(c)     Capitalization;  Voting  Rights.
        -------------------------------

(i) The authorized capital stock of the Parent, as of the date hereof consists of 110,000,000 shares, of which 100,000,000 are shares of Common Stock, no par value per share, 42,855,513 shares of which are issued and outstanding, and 10,000,000 are shares of preferred stock, no par value per share of which 1,000,000 shares of 7% preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of each
Company  is  set  forth  on  Schedule  12(c).
                             ---------------

(ii)     Except  as  disclosed  on  Schedule  12(c), other than:  (i) the shares
                                    ---------------
reserved for issuance under the Parent's stock option plans; and (ii) shares which may be issued pursuant to this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Parent of any of its securities. Except as disclosed on Schedule 12(c),
                                                                 --------------
neither the offer, issuance or sale of any of the Notes or the 7% Preferred Stock or the issuance of any of the Preferred Conversion Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Parent outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(iii) All issued and outstanding shares of the Parent's Common Stock: (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iv) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Parent's Articles of Incorporation (the "Charter"). The Preferred Conversion Shares have been duly and validly reserved
  ------
for issuance; it being understood that, notwithstanding the foregoing, prior to October 2, 2006 (the "Authorization Deadline Date"), the number of shares of
                          ---------------------------
Common  Stock  otherwise  required  to  be  reserved  by
the  Issuer  hereunder  may  be  less  than  that  sufficient to provide for the issuance of Preferred Conversion Shares upon the full conversion of the 7% Preferred Stock; provided that, on and after the Authorization Deadline Date,
                   --------  ----
100% of the required Preferred Conversion Shares shall be duly and validly authorized and reserved for issuance. When issued in compliance with the provisions of this Agreement and the Parent's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to
               --------   -------
restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d)     Authorization;  Binding  Obligations.  All  corporate,  partnership  or
        ------------------------------------
limited liability company, as the case may be, action on its and its Subsidiaries' part (including their respective officers and directors) necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all of its and its Subsidiaries' obligations hereunder and under the Ancillary Agreements on the Closing Date and, the authorization, issuance and delivery of the Notes and the 7% Preferred Stock has been taken or will be taken prior to the Closing Date. This Agreement and the Ancillary Agreements, when executed and delivered and to the extent it is a party thereto, will be its and its Subsidiaries' valid and binding obligations enforceable against each such Person in accordance with their terms, except:

(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

(ii) general principles of equity that restrict the availability of equitable or legal remedies.

The issuance of the Notes is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the 7% Preferred Stock and the subsequent conversion of the 7% Preferred Stock into Preferred Conversion Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(e)     Liabilities;  Solvency.  Except  as  set  forth  on  Schedule  12(e) (i)
        ----------------------
neither it nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

(ii) Both before and after giving effect to (a) the Loans incurred on the Closing Date or such other date as Loans requested hereunder are made or incurred, (b) the disbursement of the proceeds of, or the assumption of the liability in respect of, such Loans pursuant to the instructions or agreement of any Company, (c) the payment and accrual of all transaction costs in connection with the foregoing, and (d) the consummation of the transactions contemplated herein and in the Ancillary Agreements, each Company and each Subsidiary of each Company, is and will be, Solvent.

(f)     Agreements;  Action.  Except as set forth on Schedule 12(f) or Permitted
        -------------------                          --------------
Liens  or  as  disclosed  in  any  Exchange  Act  Filings:

(i) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which it or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, it or any of its Subsidiaries in excess of $75,000 (other than obligations of, or payments to, it or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from it (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of its or any of its Subsidiaries' products or services; or (iv) indemnification by it or any of its Subsidiaries with respect to infringements of proprietary rights.

(ii)     Except  for  Permitted  Liens,  since June 30, 2005 (the "Balance Sheet
                                                                   -------------
Date") neither it nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any Person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its Inventory in the ordinary course of business.

(iii) For the purposes of subsections (i) and (ii) of this Section 12(f), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons it or any of its applicable Subsidiaries has reason to believe are affiliated therewith or with any Subsidiary thereof) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(iv)     the  Parent  maintains  disclosure controls and procedures ("Disclosure
                                                                      ----------
Controls")  designed  to ensure that information required to be disclosed by the
  ------
Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the SEC.

(v)     The  Parent  makes  and  keeps  books,  records,  and  accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets. It maintains internal control over financial reporting ("Financial Reporting Controls") designed by, or under the supervision
            ----------------------------
of, its principal executive and principal financial officers, and effected by its board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that:

(1) transactions are executed in accordance with management's general or specific authorization;

(2) unauthorized acquisition, use, or disposition of the Parent's assets that could have a material effect on the financial statements are prevented or timely detected;

(3) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of the Parent's management and board of directors;

(4) transactions are recorded as necessary to maintain accountability for assets; and

(5) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(vi) There is no weakness in any of its Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

(g)     Obligations  to Related Parties.  Except as set forth on Schedule 12(g),
        -------------------------------                          --------------
neither it nor any of its Subsidiaries has any obligations to their respective officers, directors, stockholders or employees other than:

(i)     for  payment  of  salary  for  services rendered and for bonus payments;

(ii) reimbursement for reasonable expenses incurred on its or its Subsidiaries' behalf;

(iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by its and its Subsidiaries' Board of Directors, as applicable); and

(iv) obligations listed in its and each of its Subsidiary's financial statements or disclosed in any of the Parent's Exchange Act Filings.

Except  as described above or set forth on Schedule 12(g), none of its officers,
                                           --------------
directors or, to the best of its knowledge, key employees or stockholders, any of its Subsidiaries or any members of their immediate families, are indebted to it or any of its Subsidiaries, individually or in the aggregate, in excess of $100,000 or have any direct or indirect ownership interest in any Person with which it or any of its Subsidiaries is affiliated or with which it or any of its Subsidiaries has a business relationship, or any Person which competes with it or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with it or any of its Subsidiaries. Except as described above, none of its officers, directors or stockholders, or any member of their immediate families, is, directly or indirectly, interested in any material contract with it or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between it or any of its Subsidiaries and any such Person. Except as set forth on Schedule 12(g), neither it nor any of
                                           --------------
its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

(h)     Changes.  Except as set forth on Schedule 12(h), since the Balance Sheet
        -------
Date, except as disclosed in any Schedule to this Agreement or to any of the Ancillary Agreements, there has not been:

(i) any change in its or any of its Subsidiaries' business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(ii) any resignation or termination of any of its or its Subsidiaries' officers, key employees or groups of employees;

(iii) any material change, except in the ordinary course of business, in its or any of its Subsidiaries' contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v) any waiver by it or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(vi) any direct or indirect material loans made by it or any of its Subsidiaries to any of its or any of its Subsidiaries' stockholders, employees, officers or directors, other than advances made in the ordinary course of business;

(vii) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(viii) any declaration or payment of any dividend or other distribution of its or any of its Subsidiaries' assets;

(ix) any labor organization activity related to it or any of its Subsidiaries;

(x) any debt, obligation or liability incurred, assumed or guaranteed by it or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(xi) any sale, assignment or transfer of any Intellectual Property or other intangible assets;

(xii) any change in any material agreement to which it or any of its Subsidiaries is a party or by which either it or any of its Subsidiaries is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xiii) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(xiv) any arrangement or commitment by it or any of its Subsidiaries to do any of the acts described in subsection (i) through (xiii) of this Section 12(h).

(i)     Title  to  Properties  and  Assets;  Liens, Etc.  Except as set forth on
        -----------------------------------------------
Schedule 12(i), it and each of its Subsidiaries has good and marketable title to
    ----------
their respective properties and assets, and good title to its leasehold interests, in each case subject to no Lien, other than Permitted Liens.

All facilities, Equipment, Fixtures, vehicles and other properties owned, leased or used by it or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 12(i), it and each of its
                                          ---------------
Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(j)     Intellectual  Property.
        ----------------------

(i) It and each of its Subsidiaries owns or possesses sufficient legal rights to all Intellectual Property necessary for their respective businesses as now conducted and, to its knowledge as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to its or any of its Subsidiary's Intellectual Property, nor is it or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

(ii) Neither it nor any of its Subsidiaries has received any communications alleging that it or any of its Subsidiaries has violated any of the Intellectual Property or other proprietary rights of any other Person, nor is it or any of its Subsidiaries aware of any basis therefor.

(iii) Neither it nor any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by it or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to it or any of its Subsidiaries.

(k)     Compliance  with  Other  Instruments.  Neither  it  nor  any  of  its
        ------------------------------------
Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements to which it is a party, and the issuance of the Notes and the other Securities each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of its or any of its Subsidiary's properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or any of its Subsidiaries, their businesses or operations or any of their assets or properties.

(l)     Litigation.  Except  as set forth on Schedule 12(l), there is no action,
        ----------                           --------------
suit, proceeding or investigation pending or, to its knowledge, currently threatened against it or any of its Subsidiaries that prevents it or any of its Subsidiaries from entering into this Agreement or the Ancillary Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or could result in any change in its or any of its Subsidiaries' current equity ownership, nor is it aware that there is any basis to assert any of the foregoing. Neither it nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by it or any of its Subsidiaries currently pending or which it or any of its Subsidiaries intends to initiate.

(m)     Tax Returns and Payments.  Except as set forth on Schedule 12(m), it and
        ------------------------
each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by it and each of its Subsidiaries on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent. Except as set forth on
Schedule  12(m),  neither  it  nor  any  of  its  Subsidiaries has been advised:
 --------------

(i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(ii) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

Neither it nor any of its Subsidiaries has any knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

(n)     Employees.  Except as set forth on Schedule 12(n), neither it nor any of
        ---------                          --------------
its  Subsidiaries  has  any  collective  bargaining  agreements  with any of its employees. There is no labor union organizing activity pending or, to its knowledge, threatened with respect to it or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 12(n), neither it nor any
                                              --------------
of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To its knowledge, none of its or any of its Subsidiaries' employees, nor any consultant with whom it or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, it or any of its Subsidiaries because of the nature of the business to be conducted by it or any of its Subsidiaries; and to its knowledge the continued employment by it and its Subsidiaries of their present employees, and the performance of its and its Subsidiaries contracts with its independent contractors, will not result in any such violation. Neither it nor any of its Subsidiaries is aware that any of its or any of its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to it or any of its Subsidiaries. Neither it nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with it or any of its Subsidiaries, none of its or any of its Subsidiaries' employees has been granted the right to continued employment by it or any of its Subsidiaries or to any material compensation following termination of employment with it or any of its Subsidiaries. Except as set forth on
Schedule  12(n),  neither  it  nor  any  of  its  Subsidiaries is aware that any
      ---------
officer, key employee or group of employees intends to terminate his, her or their employment with it or any of its Subsidiaries, as applicable, nor does it or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

(o)     Registration  Rights and Voting Rights.  Except as set forth on Schedule
        --------------------------------------                          --------
12(o) and except as disclosed in Exchange Act Filings, neither it nor any of its
-----
Subsidiaries is presently under any obligation, and neither it nor any of its Subsidiaries has granted any rights, to register any of its or any of its Subsidiaries' presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 12(o) and except as
                                                    --------------
disclosed in Exchange Act Filings, to its knowledge, none of its or any of its Subsidiaries' stockholders has entered into any agreement with respect to its or any of its Subsidiaries' voting of equity securities.

(p)     Compliance  with  Laws; Permits.  Neither it nor any of its Subsidiaries
        -------------------------------
is in violation of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Ancillary Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing Date, as will be filed in a timely manner. It and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)     Environmental  and  Safety Laws.  Neither it nor any of its Subsidiaries
        -------------------------------
is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 12(q), no Hazardous
                                                    --------------
Materials (as defined below) are used or have been used, stored, or disposed of by it or any of its Subsidiaries or, to its knowledge, by any other Person on any property owned, leased or used by it or any of its Subsidiaries. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:
                                          --------------------

(i) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; and

(ii)     any  petroleum  products  or  nuclear  materials.

(r)     Valid  Offering.  Assuming  the  accuracy  of  the  representations  and
        ---------------
warranties of Laurus contained in this Agreement, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or
                              --------------
qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(s)     Full  Disclosure.  It  and  each of its Subsidiaries has provided Laurus
        ----------------
with all information requested by Laurus in connection with Laurus' decision to enter into this Agreement, including all information each Company and its Subsidiaries believe is reasonably necessary to make such investment decision. Neither this Agreement, the Ancillary Agreements nor the exhibits and schedules hereto and thereto nor any other document delivered by it or any of its Subsidiaries to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Laurus by it or any of its Subsidiaries were based on its and its Subsidiaries' experience in the industry and on assumptions of fact and opinion as to future events which it or any of its Subsidiaries, at the date of the issuance of such projections or estimates, believed to be reasonable.

(t)     Insurance.  It  and  each  of  its  Subsidiaries has general commercial,
        ---------
product liability, fire and casualty insurance policies with coverages which it believes are customary for companies similarly situated to it and its Subsidiaries in the same or similar business.

(u)     SEC  Reports  and Financial Statements.  Except as set forth on Schedule
        --------------------------------------                          --------
12(u), it and each of its Subsidiaries has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Parent has furnished Laurus with copies of: (i) its Annual Report on Form 10-KSB for its fiscal years ended June 30, 2005; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended September 30, 2005, December 31, 2005 and March 31, 2006, and the Form 8-K filings which it has made during its fiscal year 2006 to date (collectively, the "SEC Reports"). Except as set forth on Schedule
                                ------------                            --------
12(u), each SEC Report was, at the time of its filing, in substantial compliance
-----
with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and cash flows of the Parent and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

(v)     Listing.  The  Parent's Common Stock is listed or quoted, as applicable,
        -------
on the Principal Market and satisfies all requirements for the continuation of such listing or quotation, as applicable, and the Parent shall do all things necessary for the continuation of such listing or quotation, as applicable. The Parent has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable.

(w)     No Integrated Offering.  Neither it, nor any of its Subsidiaries nor any
        ----------------------
of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Ancillary Agreement to be integrated with prior offerings by it for purposes of the Securities Act which would prevent it from issuing the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will it or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(x)     Stop  Transfer.  The Securities are restricted securities as of the date
        --------------
of this Agreement. Neither it nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

(y)     Dilution.  It  specifically acknowledges that the Parent's obligation to
        --------
issue the shares of Common Stock upon conversion of the 7% Preferred Stock is, upon receipt of the Stockholder Approval, binding upon the Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Parent.

(z)     Patriot  Act.  It  certifies that, to the best of its knowledge, neither
        ------------
it nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. It hereby acknowledges that Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, it hereby represents, warrants and covenants that: (i) none of the cash or property that it or any of its Subsidiaries will pay or will contribute to Laurus has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by it or any of its Subsidiaries to Laurus, to the extent that they are within its or any such Subsidiary's control shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. It shall promptly notify Laurus if any of these representations, warranties and covenants ceases to be true and accurate regarding it or any of its Subsidiaries. It shall provide Laurus with any additional information regarding it and each Subsidiary thereof that Laurus deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. It understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties and covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in it. It further understands that Laurus may release confidential information about it and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if Laurus, in its sole discretion, determines that it is in the best interests of Laurus in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

(aa)     Company  Name;  Locations of Offices, Records and Collateral.  Schedule
         ------------------------------------------------------------   --------
12(aa)  sets  forth each Company's name as it appears in official filings in the
 -----
state  of  its  organization,  the  type  of  entity  of  each  Company,  the organizational identification number issued by each Company's state of organization or a statement that no such number has been issued, each Company's state of organization, and the location of each Company's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Schedule
                                                                        --------
12(aa),  such locations have not changed during the preceding twelve months.  As
------
of  the  Closing  Date,  during  the  prior  five  years, except as set forth in
Schedule 12(aa), no Company has been known as or conducted business in any other
       --------
name  (including trade names).  Each Company has only one state of organization.

(bb)     ERISA.  Based  upon the Employee Retirement Income Security Act of 1974
         -----
("ERISA"),  and  the  regulations and published interpretations thereunder:  (i)
  -----
neither it nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code);
(ii) it and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither it nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s);
(iv) neither it nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary's employees; and (v) neither it nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

13.     Covenants.  Each  Company,  as  applicable,  covenants  and  agrees with
        ---------
Laurus  as  follows:

(a)     Stop-Orders.  The Parent shall advise Laurus, promptly after it receives
        -----------
notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Parent, or of the suspension of the qualification of the Common Stock of the Parent for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)     Listing.  The  Parent shall promptly secure the listing or quotation, as
        -------
applicable, of the shares of Common Stock issuable upon conversion of the 7% Preferred Stock on the Principal Market upon which shares of Common Stock are listed or quoted, as applicable, (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable. The Parent shall maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Parent's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as
                                                  ----
applicable.

(c)     Market  Regulations.  It shall notify the SEC, NASD and applicable state
        -------------------
authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Laurus and promptly provide copies thereof to Laurus.

(d)     Reporting  Requirements.  It  shall timely file with the SEC all reports
        -----------------------
required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

(e)     Use  of  Funds.  It  shall  use  the  proceeds  of the Loans for general
        --------------
working  capital  purposes  only.

(f)     Access  to  Facilities.  It  shall,  and  shall  cause  each  of  its
        ----------------------
Subsidiaries to, permit any representatives designated by Laurus (or any successor of Laurus), upon reasonable notice and during normal business hours, at Company's expense and accompanied by a representative of Company Agent (provided that no such prior notice shall be required to be given and no such representative shall be required to accompany Laurus in the event Laurus believes such access is necessary to preserve or protect the Collateral or following the occurrence and during the continuance of an Event of Default), to:

(i)     visit  and  inspect  any  of  its  or  any such Subsidiary's properties;

(ii) examine its or any such Subsidiary's corporate and financial records (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(iii) discuss its or any such Subsidiary's affairs, finances and accounts with its or any such Subsidiary's directors, officers and Accountants.

Notwithstanding the foregoing, neither it nor any of its Subsidiaries shall provide any material, non-public information to Laurus unless Laurus signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

(g)     Taxes.  It  shall, and shall cause each of its Subsidiaries to, promptly
        -----
pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon it and its Subsidiaries' income, profits, property or business, as the case may be; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall not result in the imposition of a security interest and/or lien on the Collateral, and (iii) if it and/or such Subsidiary, as applicable, shall have set aside on its and/or such Subsidiary's books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that it shall, and shall cause each of its Subsidiaries to, pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(h)     Insurance.  (i) It shall bear the full risk of loss from any loss of any
        ---------
nature whatsoever with respect to the Collateral and it and each of its Subsidiaries will, jointly and severally, bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to Laurus as security for the Obligations. Furthermore, it will insure or cause the Collateral to be insured in Laurus' name as an additional insured and lender loss payee, with an appropriate loss payable endorsement in form and substance satisfactory to Laurus, against loss or damage by fire, flood, sprinkler leakage, theft, burglary, pilferage, loss in transit and other risks customarily insured against by companies in similar business similarly situated as it and its Subsidiaries including but not limited to workers compensation, public and product liability and business interruption, and such other hazards as Laurus shall specify in amounts and under insurance policies and bonds by insurers acceptable to Laurus and all premiums thereon shall be paid by such Company and the policies delivered to Laurus. If any such Company fails to obtain the insurance and in such amounts of coverage as otherwise required pursuant to this Section (h), Laurus may procure such insurance and the cost thereof shall be promptly reimbursed by the Companies, jointly and severally, and shall constitute Obligations.

(ii) No Company's insurance coverage shall be impaired or invalidated by any act or neglect of any Company or any of its Subsidiaries and the insurer will provide Laurus with no less than thirty (30) days notice prior of cancellation;

(iii) Laurus, in connection with its status as a lender loss payee, will be assigned at all times to a first lien position until such time as all Laurus Obligations have been indefeasibly satisfied in full.

(i)     Intellectual  Property.  It  shall,  and  shall  cause  each  of  its
        ----------------------
Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(j)     Properties.  It shall, and shall cause each of its Subsidiaries to, keep
        ----------
its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and it shall, and shall cause each of its Subsidiaries to, at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(k)     Confidentiality.  It  shall  not,  and  shall  not  permit  any  of  its
        ---------------
Subsidiaries to, disclose, and will not include in any public announcement, the name of Laurus, unless expressly agreed to by Laurus or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, each Company and its Subsidiaries may disclose Laurus' identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

(l)     Required  Approvals.  It  shall  not,  and  shall  not permit any of its
        -------------------
Subsidiaries to, without the prior written consent of Laurus, (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than each Company's indebtedness to Laurus and as set forth on Schedule 13(l)(i) attached hereto and made a part hereof; (ii) cancel
           -----------------
any debt owing to it in excess of $100,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by it or its Subsidiaries for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its or its Subsidiaries' Stock, or issue any preferred stock; (v) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to its and its Subsidiaries' officers and employees not exceeding at any one time an aggregate of $25,000, and (z) loans to its existing Subsidiaries so long as such Subsidiaries are designated as either a co-borrower hereunder or has entered into such guaranty and security documentation required by Laurus, including, without limitation, to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Schedule 12(b) unless such new Subsidiary is a wholly-owned
                     --------------
Subsidiary and is designated by Laurus as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Laurus, including, without limitation, to grant to Laurus a first priority perfected security interest in substantially all of such Subsidiary's assets to secure the Obligations; (vii) directly or indirectly, prepay any indebtedness (other than to Laurus and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Laurus and in the ordinary course of business) except to make scheduled payments of principal and interest thereof; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it, unless (1) such Company is the surviving entity of such merger or consolidation, (2) no Event of Default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) such Company shall have provided Laurus copies of all documentation relating to such merger or consolidation and (4) such Company shall have provided Laurus with at least thirty (30) days' prior written notice of such merger or consolidation; (ix) materially change the nature of the business in which it is presently engaged;
(x) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict its or any of its Subsidiaries' right to perform the provisions of this Agreement or any of the Ancillary Agreements; (xi) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Laurus except as required by GAAP or in the tax reporting treatment or except as required by law; (xii) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; (xiii) bill Accounts under any name except the present name of such Company; or (xiv) sell, lease, transfer or otherwise dispose of any of its properties or assets, or any of the properties or assets of its Subsidiaries, except for (1) sales, leases, transfer or dispositions by any Company to any other Company, (2) the sale of Inventory in the ordinary course of business and (3) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or (y) following the occurrence of an Event of Default which continues to exist, the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

(m)     Reissuance  of  Securities.  The  Parent  shall  reissue  certificates
        --------------------------
representing the Securities without the legends set forth in Section 39 below at such time as:

(i) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(ii) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Parent agrees to cooperate with Laurus in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Parent and its counsel receive reasonably requested representations from Laurus and broker, if any.

(n)     Opinion.  On  the  Closing  Date,  it shall deliver to Laurus an opinion
        -------
acceptable to Laurus from each Company's legal counsel. Each Company will provide, at the Companies' joint and several expense, such other legal opinions in the future as are reasonably necessary for the resale and conversion of the 7% Preferred Stock.

(o)     Legal  Name,  etc.  Except as set forth on Schedule 13(o), it shall not,
        -----------------
without providing Laurus with 30 days prior written notice, change (i) its name as it appears in the official filings in the state of its organization, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of organization, (iv) its state of organization or (v) amend its certificate of incorporation, by-laws or other organizational document. In connection with Parent's proposal to change its name from Trinity Learning Corporation to TWL Corporation, it shall provide written notice to Laurus within five (5) days of effectiveness of such name change and shall have taken on or prior to the date of effectiveness of such name change all action necessary to ensure that Laurus' security interest in the Collateral is unaffected by the effectiveness of such name change, including, without limitation, assisting Laurus in the preparation of amendment filings with respect to UCC-1 on file for the benefit of Laurus, as well as amendment filings with the United States Patent and Trademark Office.

(p)     Compliance  with  Laws.  The  operation  of  each of its and each of its
        ----------------------
Subsidiaries' business is and shall continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety and environmental matters.

(q)     Notices.  It  and  each of its Subsidiaries shall promptly inform Laurus
        -------
in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which could reasonably be expected to have singly or in the aggregate, a Material Adverse Effect; (ii) any change which has had, or could reasonably be expected to have, a Material Adverse Effect; (iii) any Event of Default or Default; and (iv) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or any such Subsidiary's properties may be bound the breach of which would have a Material Adverse Effect.

(r)     Margin Stock.  It shall not permit any of the proceeds of the Loans made
        ------------
hereunder to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

(s)     Offering  Restrictions.  Except  as  previously  disclosed  in  the  SEC
        ----------------------
Reports or in the Exchange Act Filings, or stock or stock options granted to its employees or directors, neither it nor any of its Subsidiaries shall, prior to the full repayment of the Notes (together with all accrued and unpaid interest and fees related thereto), the termination of this Agreement and the full redemption of the 7% Preferred Stock (or in lieu of full redemption, the full conversion of the 7% Preferred Stock into Preferred Conversion Shares), (x) enter into any equity line of credit agreement or similar agreement with a floorless pricing feature or (y) issue, or enter into any agreement to issue, any securities with a floorless variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).

(t)     Authorization  and Reservation of Shares.  The Parent shall at all times
        ----------------------------------------
have authorized and reserved a sufficient number of shares of Common Stock to provide for the full conversion of the 7% Preferred Stock; it being understood that, notwithstanding the foregoing, prior to the Authorization Deadline Date, the number of shares of Common Stock otherwise required to be reserved by the Issuer hereunder may be less than that sufficient to provide for the issuance of Preferred Conversion Shares upon the full conversion of the 7% Preferred Stock; provided that, on and after the Authorization Deadline Date, 100% of the
--------  ----
required Preferred Conversion Shares shall be duly and validly authorized and reserved for issuance.

(u)     FIRPTA.  Neither  it,  nor  any of its Subsidiaries, is a "United States
        ------
real property holding corporation" as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder and it and each of its Subsidiaries shall at no time take any action or otherwise acquire any interest in any asset or property to the extent the effect of which shall cause it and/or such Subsidiary, as the case may be, to be a "United States real property holding corporation" as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder.

(v)     No  Restrictions  on  Addition  Financings.
        ------------------------------------------

On or prior to the second (2nd) anniversary of the date of this Agreement, it shall not, and shall not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any Person which materially limits it or any of its Subsidiaries from consummating the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests from or to Laurus.

(w)     Prohibition  of Amendments to Subordinated Debt Documentation.  It shall
        -------------------------------------------------------------
not, without the prior written consent of Laurus, amend, modify or in any way alter the terms of any of the Subordinated Debt Documentation.

(x)     Prohibitions  of Payment Under Subordinated Debt Documentation.  Neither
        --------------------------------------------------------------
it nor any of its Subsidiaries shall, without the prior written consent of Laurus, make any payments in respect of the indebtedness evidenced by the Subordinated Debt Documentation other than as permitted pursuant to the Subordination Agreement.

(y)     Inactive  Subsidiaries.     Neither  it nor any of its Subsidiaries will
        ----------------------
not permit its Inactive Subsidiaries to hold significant assets or liabilities or engage in any business activities.

14.     Further Assurances.  At any time and from time to time, upon the written
        ------------------
request of Laurus and at the sole expense of Companies, each Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Laurus may request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Laurus' rights in the Collateral and under this Agreement or any Ancillary Agreement, and/or (c) to enable Laurus to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

15.     Representations,  Warranties  and  Covenants  of  Laurus.  Laurus hereby
        --------------------------------------------------------
represents,  warrants  and  covenants  to  each  Company  as  follows:

(a)     Requisite  Power  and  Authority.  Laurus  has  all  necessary power and
        --------------------------------
authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions. All corporate action on Laurus' part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Agreement and the Ancillary Agreements shall be valid and binding obligations of Laurus, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

(b)     Investment  Representations.  Laurus understands that the Securities are
        ---------------------------
being offered pursuant to an exemption from registration contained in the Securities Act based in part upon Laurus' representations contained in this Agreement, including, without limitation, that Laurus is an "accredited investor" within the meaning of Regulation D under the Securities Act. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Notes and 7% Preferred Stock to be issued to it under this Agreement and the Securities acquired by it upon the conversion of the 7% Preferred Stock.

(c)     Laurus  Bears  Economic  Risk.  Laurus  has  substantial  experience  in
        -----------------------------
evaluating and investing in private placement transactions of securities in companies similar to the Parent so that it is capable of evaluating the merits and risks of its investment in the Parent and has the capacity to protect its own interests. Laurus must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

(d)     Investment  for  Own Account.  The Securities are being issued to Laurus
        ----------------------------
for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

(e)     Laurus  Can  Protect  Its Interest.  Laurus represents that by reason of
        ----------------------------------
its, or of its management's, business and financial experience, Laurus has the capacity to evaluate the merits and risks of its investment in the Notes, and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Ancillary

Agreements. Further, Laurus is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Ancillary Agreements.

(f)     Accredited  Investor.  Laurus  represents  that  it  is  an  accredited
        --------------------
investor  within  the  meaning  of  Regulation  D  under  the  Securities  Act.

(g)     Shorting.  Neither  Laurus  nor  any  of  its  Affiliates  or investment
        --------
partners has, will, or will cause any Person, to directly engage in "short sales" of the Parent's Common Stock as long as any amount under any Note shall remain outstanding.

(h)     Patriot  Act.  Laurus  certifies that, to the best of Laurus' knowledge,
        ------------
Laurus has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Laurus seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Laurus hereby represents, warrants and covenants that: (i) none of the cash or property that Laurus will use to make the Loans has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no disbursement by Laurus to any Company to the extent within Laurus' control, shall cause Laurus to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Laurus shall promptly notify the Company Agent if any of these representations ceases to be true and accurate regarding Laurus. Laurus agrees to provide the Company any additional information regarding Laurus that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Laurus understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Laurus may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Laurus' investment in the Parent. Laurus further understands that the Parent may release information about Laurus and, if applicable, any underlying beneficial owners, to proper authorities if the Parent, in its sole discretion, determines that it is in the best interests of the Parent in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

(i)     Limitation  on Acquisition of Common Stock.  Notwithstanding anything to
        ------------------------------------------
the contrary contained in this Agreement, any Ancillary Agreement, or any document, instrument or agreement entered into in connection with any other transaction entered into by and between Laurus and any Company (and/or Subsidiaries or Affiliates of any Company), Laurus shall not acquire stock in the Parent (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Parent, or otherwise, and such options, warrants, conversion or other rights shall not be exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by any Company to Laurus not to qualify as portfolio interest, within the meaning of Section 881(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") by reason of Section
                                                     ----
881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the "Stock Acquisition
                                                    ------------------

Limitation").  The  Stock Acquisition Limitation shall automatically become null
----------
and  void  without any notice to any Company upon the earlier to occur of either
(a) the Parent's delivery to Laurus of a Notice of Redemption (as defined in the Secured Term Note) or (b) the existence of an Event of Default at a time when the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in 7% Preferred Stock).

16.     Power  of  Attorney.  Each  Company hereby appoints Laurus, or any other
        -------------------
Person  whom  Laurus  may  designate  as such Company's attorney, with power to:
(a)(i) execute any security related documentation on such Company's behalf and to supply any omitted information and correct patent errors in any documents executed by such Company or on such Company's behalf; (ii) to file financing statements against such Company covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); (iii) sign such Company's name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other public records, verifications of Account and notices to or from Account Debtors; and (iv) to do all other things Laurus deems necessary to carry out the terms of Section 6 of this Security Agreement and (b) upon the occurrence and during the continuance of an Event of Default; (v) endorse such Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Laurus' possession; (vi) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors; (vii) do all other things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (viii) notify the post office authorities to change the address for delivery of such Company's mail to an address designated by Laurus, and to receive, open and dispose of all mail addressed to such Company. Each Company hereby ratifies and approves all acts of the attorney. Neither Laurus, nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as Laurus has a security interest and until the Obligations have been fully satisfied.

17.     Term of Agreement.  Laurus' agreement to make Loans and extend financial
        -----------------
accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Term. At Laurus' election following the occurrence of an Event of Default, Laurus may terminate this Agreement. The termination of the Agreement shall not affect any of Laurus' rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been irrevocably disposed of, concluded or liquidated. Notwithstanding the foregoing, Laurus shall release its security interests at any time after thirty
(30) days notice upon irrevocable payment to it of all Obligations if each Company shall have (i) provided Laurus with an executed release of any and all claims which such Company may have or thereafter have under this Agreement and all Ancillary Agreements and (ii) paid to Laurus an early payment fee in an amount equal to (1) three percent (3%) of the Capital Availability Amount if such payment occurs prior to the first anniversary of the Closing Date, (2) two percent (2%) of the Capital Availability Amount if such payment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date and (3) one percent (1%) of the Capital Availability Amount if such termination occurs thereafter during the Term; such fee being intended to compensate Laurus for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall be due and payable jointly and severally by the Companies to Laurus upon termination by acceleration of this Agreement by Laurus due to the occurrence and continuance of an Event of Default; provided that, in the event of termination by acceleration on account of the occurrence and continuance of an Event of Default, the lesser of (x) the applicable early payment fee and (y) the remainder of (I) the aggregate amount of the Default Payments (as defined in the Notes) less (II) the then outstanding principal balance of the Notes, shall be waived by Laurus.

18.     Termination  of  Lien.  The Liens and rights granted to Laurus hereunder
        ---------------------
and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Company's account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been indefeasibly paid or performed in full and this Agreement has been terminated in accordance with the terms of this Agreement. Laurus shall not be required to send termination statements to any Company, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations indefeasibly paid in full in immediately available funds.

19.     Events  of  Default.  The  occurrence of any of the following beyond any
        -------------------
applicable  grace  period  shall  constitute  an  "Event  of  Default":
                                                   ------------------

(a) failure to make payment of any of the Obligations when required hereunder (the "Obligation Failure"), and, in any such case, such failure shall continue for a period of five (5) days following the date upon which any such payment was due;

(b) failure by any Company or any of its Subsidiaries to pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon it and its Subsidiaries' income, profits, property or business, as the case may be; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall not result in the imposition of a security interest and/or lien on the Collateral, and (iii) if it and/or such Subsidiary, as applicable, shall have set aside on its and/or such Subsidiary's books adequate reserves with respect thereto in accordance with GAAP;

(c) failure to perform under, and/or committing any breach of, in any material respect, this Agreement or any covenant contained herein, which failure or breach (collectively the "Failure") shall continue without remedy for a period of thirty (30) days after the occurrence thereof;

(d) any representation, warranty or statement made by any Company or any of its Subsidiaries hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should prove to be false or misleading in any material respect on the date as of which made or deemed made;

(e) the occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of any Company or any of its Subsidiaries (including, without limitation, the indebtedness evidenced by the Subordinated Debt Documentation) beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable solely to the extent that the principal amount of any such indebtedness or contingent obligation exceeds (x) $50,000 in respect of any single instance and (y), when aggregated together with all other defaulted (or similar term) indebtedness and contingent oblugations, $100,000 in the aggregate;

(f) attachments or levies in excess of $100,000 in the aggregate are made upon any Company's assets or a judgment is rendered against any Company's property involving a liability of more than $100,000 which shall not have been vacated, discharged, stayed or bonded within forty-five (45) days from the entry thereof;

(g) any change in any Company's or any of its Subsidiary's condition or affairs (financial or otherwise) which in Laurus' reasonable, good faith opinion, could reasonably be expected to have a Material Adverse Effect;

(h) any Lien created hereunder or under any Ancillary Agreement ceases to be or is not a valid and perfected Lien having a first priority interest;

(i) any Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within fifteen (15) days of the filing thereof, or fail to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii)  take  any  action  for  the  purpose  of  effecting any of the foregoing;

(j) any Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(k) any Company or any of its Subsidiaries directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of such Company or any interest therein, except as permitted herein;

(l) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than Laurus and Palisades Master Fund, L.P., is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Parent, (ii) the Board of Directors of the Parent shall cease to consist of a majority of the Board of Directors of the Parent on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Parent or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(m) the indictment or threatened indictment of any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Company or any of its Subsidiaries;

(n) an Event of Default (or similar term) shall occur under and as defined in any Note or in any other Ancillary Agreement;

(o) any Company or any of its Subsidiaries shall breach any term or provision of any Ancillary Agreement to which it is a party (including, without limitation, Section 7(e) of the Registration Rights Agreement), in any material respect which breach is not cured within any applicable cure or grace period provided in respect thereof (if any);

(p) any Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under this Agreement or any Ancillary Agreement, or any proceeding shall be brought to challenge the validity, binding effect of any Ancillary Agreement or any Ancillary Agreement ceases to be a valid, binding and enforceable obligation of such Company or any of its Subsidiaries (to the extent such Persons are a party thereto);

(q) an SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Parent shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; or

(r) Subject to Stockholder Approval, the Parent's failure to deliver Common Stock to Laurus pursuant to and in the form required by the 7% Preferred Stock and this Agreement, if such failure to deliver Common Stock shall not be cured within three (3) Business Days or any Company is required to issue a replacement Note to Laurus and such Company shall fail to deliver such replacement Note within ten (10) Business Days; or

(s) any Company, or any of its Subsidiaries shall take or participate in any action which would be prohibited under the provisions of any of the Subordinated Debt Documentation or make any payment on the indebtedness evidenced by the Subordinated Debt

Documentation to a Person that was not entitled to receive such payments under the subordination provisions of applicable Subordinated Debt Documentation; or

(t) the Issuer shall not have caused, on or prior to the Authorization Deadline Date, (x) a duly authorized increase (through shareholder vote and otherwise required to effect such increase) in its authorized shares of common stock to no less than 750,000,000 shares of Common Stock (or such other number as may be acceptable to Laurus) or (y) its board of directors to reserve that number of shares of Common Stock that is necessary to provide for the issuance of Preferred Conversion Shares upon the full conversion of the 7% Preferred Stock.

20.     Remedies.  Following the occurrence of an Event of Default, Laurus shall
        --------
have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully and indefeasibly satisfied, Laurus shall retain its Lien in all Collateral. Laurus shall have, in addition to all other rights provided herein and in each Ancillary Agreement, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Laurus may be entitled, including the right to take immediate possession of the Collateral, to require each Company to assemble the Collateral, at Companies' joint and several expense, and to make it available to Laurus at a place designated by Laurus which is reasonably convenient to both parties and to enter any of the premises of any Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of any Company, such Company agrees not to charge Laurus for storage thereof), and the right to apply for the appointment of a receiver for such Company's property. Further, Laurus may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Laurus at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Laurus, in Laurus' sole discretion, deems advisable or Laurus may otherwise recover upon the Collateral in any commercially reasonable manner as Laurus, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company Agent at Company Agent's address as shown in Laurus' records, at least twenty (20) days before the time of the event of which notice is being given. Laurus may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Laurus is granted permission to use all of each Company's Intellectual Property. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Laurus elects) of all Obligations. After the indefeasible payment and satisfaction in full of all of the Obligations, and after the payment by Laurus of any other amount required by any provision of law, including Section 9-608(a)(1) of the UCC (but only after Laurus has received what Laurus considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Company Agent (for the benefit of the applicable Companies) or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. The Companies shall remain jointly and severally liable to Laurus for any deficiency. Each Company and Laurus acknowledge that the actual damages that would be incurred by Laurus after the occurrence of an Event of Default would be difficult to quantify and that such Company and Laurus have agreed that the fees and obligations set forth in this Section and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination. The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder or under any Ancillary Agreement shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential, except for the portions of such publicly filed documents that are subject to confidential treatment request made by the Companies to the SEC.

21.     Waivers.  To  the  full extent permitted by applicable law, each Company
        -------
hereby waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Laurus on which such Company may in any way be liable, and hereby ratifies and confirms whatever Laurus may do in this regard; (b) all rights to notice and a hearing prior to Laurus' taking possession or control of, or to Laurus' replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Laurus to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each Company acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

22.     Expenses.  The  Companies shall jointly and severally pay all of Laurus'
        --------
out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with (x) subject to the limitations set forth in Section 5(b)(iii), the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and (y) in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. The Companies shall also jointly and severally pay all of Laurus' reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Laurus' obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Laurus' security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Laurus by any Company or any of its Subsidiaries as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Companies shall also jointly and severally pay Laurus' customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for any Company or any of its Subsidiaries at any Company's or such Subsidiary's request or in connection with any Company's loan account with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Companies to Laurus shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between any

Company and/or any Subsidiary thereof, on the one hand, and Laurus on the other hand, which Laurus is or may be required to withhold or pay (including, without limitation, as a result of a breach by any Company or any of its Subsidiaries of
Section 13(u) herein), the Companies hereby jointly and severally indemnifies and holds Laurus harmless in respect of such taxes, and the Companies will repay to Laurus the amount of any such taxes which shall be charged to the Companies' account; and until the Companies shall furnish Laurus with indemnity therefor (or supply Laurus with evidence satisfactory to it that due provision for the payment thereof has been made), Laurus may hold without interest any balance standing to each Company's credit and Laurus shall retain its Liens in any and all Collateral.

23.     Assignment  By  Laurus.  Laurus may assign any or all of the Obligations
        ----------------------
together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Laurus' rights with respect thereto; provided that Laurus shall not be permitted to effect any such assignment to a competitor of any Company unless an Event of Default has occurred and is continuing. Upon such assignment, Laurus shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Laurus may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Laurus and such holder, be entitled to the same benefits as Laurus with respect to any security for the Obligations in which such holder is a participant. Each Company agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though such Company were directly indebted to such holder in the amount of such participation.

24.     No  Waiver;  Cumulative  Remedies.  Failure  by  Laurus  to exercise any
        ---------------------------------
right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between or among any Company and Laurus or delay by Laurus in exercising the same, will not operate as a waiver; no waiver by Laurus will be effective unless it is in writing and then only to the extent specifically stated. Laurus' rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Laurus may have.

25.     Application  of  Payments.  Each Company irrevocably waives the right to
        -------------------------
direct the application of any and all payments at any time or times hereafter received by Laurus from or on such Company's behalf and each Company hereby irrevocably agrees that Laurus shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Laurus may deem advisable notwithstanding any entry by Laurus upon any of Laurus' books and records.

26.     Indemnity.  Each  Company  hereby  jointly and severally indemnifies and
        ---------
holds Laurus, and its respective affiliates, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits,
             -------------------
actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this

Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY
AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

27.     Revival.  The  Companies  further  agree  that to the extent any Company
        -------
makes a payment or payments to Laurus, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

28.     Borrowing  Agency  Provisions.
        -----------------------------

(a) Each Company hereby irrevocably designates Company Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Company, and hereby authorizes Laurus to pay over or credit all loan proceeds hereunder in accordance with the request of Company Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Companies and at their request. Laurus shall not incur any liability to any Company as a result thereof. To induce Laurus to do so and in consideration thereof, each Company hereby indemnifies Laurus and holds Laurus harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Laurus by any Person arising from or incurred by reason of the handling of the financing arrangements of the Companies as provided herein, reliance by Laurus on any request or instruction from Company Agent or any other action taken by Laurus with respect to this Paragraph 28.

(c) All Obligations shall be joint and several, and the Companies shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of the Companies shall in no way be affected by any extensions, renewals and forbearance granted by Laurus to any Company, failure of Laurus to give any

Company notice of borrowing or any other notice, any failure of Laurus to pursue to preserve its rights against any Company, the release by Laurus of any Collateral now or thereafter acquired from any Company, and such agreement by any Company to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Laurus to any Company or any Collateral for such Company's Obligations or the lack thereof.

(d) Each Company expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Company may now or hereafter have against the other or other Person directly or contingently liable for the Obligations, or against or with respect to any other's property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until all Obligations have been indefeasibly paid in full and this Agreement has been irrevocably terminated.

(e) Each Company represents and warrants to Laurus that (i) Companies have one or more common shareholders, directors and officers, (ii) the businesses and corporate activities of Companies are closely related to, and substantially benefit, the business and corporate activities of Companies, (iii) the financial and other operations of Companies are performed on a combined basis as if Companies constituted a consolidated corporate group, (iv) Companies will receive a substantial economic benefit from entering into this Agreement and will receive a substantial economic benefit from the application of each Loan hereunder, in each case, whether or not such amount is used directly by any Company and (v) all requests for Loans hereunder by the Company Agent are for the exclusive and indivisible benefit of the Companies as though, for purposes of this Agreement, the Companies constituted a single entity.

29.     Notices.  Any  notice  or request hereunder may be given to any Company,
        -------
Company Agent or Laurus at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) Business Days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices  shall  be  provided  as  follows:

If  to  Laurus:

Laurus  Master  Fund,  Ltd.
c/o  M&C  Corporate  Services  Limited
P.O.  Box  309  GT
Ugland  House
George  Town
South  Church  Street
Grand  Cayman,  Cayman  Islands
Facsimile:     345-949-8080

With  a  copy  to:

Laurus  Capital  Management,  LLC
825  Third  Avenue,  17th  Fl.
New  York,  New  York  10022
Attention:     Portfolio  Services
Telephone:     (212)  541-5800
Telecopier:     (212)  541-4410

If  to  any  Company,
or  Company  Agent:

Trinity  Learning  Corporation
4101  International  Parkway
Carrollton,  Texas  75007

Attention:     Pat  Quinn
Telephone:     (972)  309-5108
Facsimile:     (972)  309-5105

With  a  copy  to:

Sichenzia  Ross  Friedman  Ference  LLP
1065  Avenue  of  The  Americas,  21st  Floor
New  York,  NY  10018
Attention:     Darrin  M.  Ocasio
Telephone:     (212)  930-9700
Facsimile:     (212)  930-9725

or such other address as may be designated in writing hereafter in accordance with this Section 29 by such Person.

30.     Governing  Law,  Jurisdiction  and  Waiver  of  Jury  Trial.
        -----------------------------------------------------------

(a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO
PRINCIPLES  OF  CONFLICTS  OF  LAW.

(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND LAURUS, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT LAURUS AND
                                                       --------
EACH COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO
   ----  --------
PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO

REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE
   -------------------
SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY AGENT AT THE ADDRESS SET FORTH IN SECTION 29 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE
EARLIER  OF  COMPANY  AGENT'S  ACTUAL  RECEIPT  THEREOF  OR THREE (3) DAYS AFTER
DEPOSIT  IN  THE  U.S.  MAILS,  PROPER  POSTAGE  PREPAID.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

31.     Limitation of Liability.  Each Company acknowledges and understands that
        -----------------------
in order to assure repayment of the Obligations hereunder Laurus may be required to exercise any and all of Laurus' rights and remedies hereunder and agrees that, except as limited by applicable law, neither Laurus nor any of Laurus' agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

32.     Entire  Understanding;  Maximum  Interest.  This  Agreement  and  the
        -----------------------------------------
Ancillary Agreements contain the entire understanding among each Company and Laurus as to the subject matter hereof and thereof and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by each Company's and Laurus' respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Nothing contained in this Agreement, any Ancillary
Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Companies to Laurus and thus refunded to the Companies.

33.     Severability.  Wherever possible each provision of this Agreement or the
        ------------
Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

34.     Survival.  The  representations,  warranties,  covenants  and agreements
        --------
made herein shall survive any investigation made by Laurus and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Companies pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Companies hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Ancillary Agreements and the making and repaying of the Obligations.

35.     Captions.  All  captions are and shall be without substantive meaning or
        --------
content  of  any  kind  whatsoever.

36.     Counterparts;  Telecopier Signatures.  This Agreement may be executed in
        ------------------------------------
one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

37.     Construction.  The  parties  acknowledge that each party and its counsel
        ------------
have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

38.     Publicity.  Each  Company  hereby  authorizes Laurus to make appropriate
        ---------
announcements of the financial arrangement entered into by and among each Company and Laurus, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Laurus shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

39.     Joinder.  It  is  understood  and agreed that any Person that desires to
        -------
become a Company hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of this Agreement or any Ancillary Agreement, shall become a Company hereunder by (a) executing a Joinder Agreement in form and substance satisfactory to Laurus, (b) delivering supplements to such exhibits and annexes to this Agreement and the Ancillary Agreements as Laurus shall reasonably request and (c) taking all actions as specified in this Agreement as would have been taken by such Company had it been an original party to this Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

40.     Legends.  The  Securities  shall  bear  legends  as  follows;
        -------

(a)     The  7%  Preferred  Stock shall bear substantially the following legend:

"THIS 7% PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRINITY LEARNING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

(b) Any shares of Common Stock issued pursuant to conversion of the 7% Preferred Stock, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO TRINITY LEARNING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."



       [Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.


TRINITY  LEARNING  CORPORATION


   By:
 Name:
Title:


TRINITY  WORKPLACE  LEARNING  CORPORATION


   By:
 Name:
Title:


LAURUS  MASTER  FUND,  LTD.


By:
Name:
Title:




                                      -45-

                              ANNEX A - DEFINITIONS
                              ---------------------

"Account Debtor" means any Person who is or may be obligated with respect to, or
 --------------
on  account  of,  an  Account.

"Accountants"  has  the  meaning  given  to  such  term  in  Section  11(a).
 -----------

"Accounts"  means  all "accounts", as such term is defined in the UCC, now owned
 --------
or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the
UCC); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

"Accounts  Availability"  means  ninety  percent (90%) of the net face amount of
 ----------------------
Eligible  Accounts.

"Affiliate"  means, with respect to any Person, (a) any other Person (other than
 ---------
a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any other Person that, directly or indirectly, owns or controls, whether beneficially, or as trustee, guardian or other fiduciary, 25% or more of the Stock having ordinary voting power in the election of directors of such Person, (c) any other Person who is a director, officer, joint venturer or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above or (d) in the case of the Companies, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of such Companies. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided however, that the term "Affiliate" shall specifically exclude Laurus.

"Ancillary Agreements" means the Notes, the 7% Preferred Stock, the Registration
 --------------------
Rights Agreements, the Subordination Agreement, each Security Document, the Escrow Agreement and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of any Company, any of its Subsidiaries or any other Person or delivered to Laurus, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between or among any Company and Laurus, as each of the same may be amended, supplemented, restated or otherwise modified from time to time.

"Authorization  Deadline  Date"  has  the  meaning  given  such  term in Section
 -----------------------------
12(c)(iv).
 ------

"Balance  Sheet  Date"  has  the  meaning  given such term in Section 12(f)(ii).
 --------------------

"Books  and  Records"  means  all  books,  records,  board  minutes,  contracts,
 -------------------
licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

"Business  Day" means a day on which Laurus is open for business and that is not
 -------------
a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

"Capital  Availability  Amount"  means  $5,000,000.
 -----------------------------

"Charter"  has  the  meaning  given  such  term  in  Section  12(c)(iv).
 -------

"Chattel  Paper"  means all "chattel paper," as such term is defined in the UCC,
 --------------
including electronic chattel paper, now owned or hereafter acquired by any Person.

"Closing  Date" means the date on which any Company shall first receive proceeds
 -------------
of the initial Loans or the date hereof, if no Loan is made under the facility on the date hereof.

"Code"  has  the  meaning  given  such  term  in  Section  15(i).
 ----

"Collateral"  means  all  of each Company's property and assets, whether real or
 ----------
personal,  tangible  or intangible, and whether now owned or hereafter acquired,
 -
or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

(a)     all  Inventory;

(b)     all  Equipment;

(c)     all  Fixtures;

(d)     all  Goods;

(e)     all  General  Intangibles;

(f)     all  Accounts;

(g) all Deposit Accounts, other bank accounts and all funds on deposit therein;

(h)     all  Investment  Property;

(i)     all  Stock;

(j)     all  Chattel  Paper;

(k)     all  Letter-of-Credit  Rights;

(l)     all  Instruments;

(m)     all  commercial  tort  claims  set  forth  on  Schedule  1(A);
                                                       --------------

(n)     all  Books  and  Records;

(o)     all  Intellectual  Property;

(p) all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

(q) (i) all money, cash and cash equivalents and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Laurus for the account of any Company (whether for safekeeping, custody, pledge, transmission or otherwise); and

(r) all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

"Common Stock" means the shares of stock representing the Parent's common equity
 ------------
interests.

"Company  Agent"  means  Trinity  Learning  Corporation.
 --------------

"Contract  Rate"  has  the  meaning  given  such  term  in  the respective Note.
 --------------

"Default"  means  any act or event that, with the giving of notice or passage of
 -------
time  or  both,  would  constitute  an  Event  of  Default.

"Deposit  Accounts"  means all "deposit accounts" as such term is defined in the
 -----------------
UCC, now or hereafter held in the name of any Person, including, without limitation, the Lockboxes.

"Disclosure  Controls"  has  the  meaning  given such term in Section 12(f)(iv).
 --------------------

"Documents" means all "documents", as such term is defined in the UCC, now owned
 ---------
or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

"Eligible  Accounts"  means  each  Account of each Company which conforms to the
 ------------------
following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by such Company to Laurus with respect thereto; (e) Laurus is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor's financial condition; (g) is documented by an invoice in a form approved by Laurus and shall not be unpaid more than ninety (90) days from invoice date; (h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Laurus or represents a check in payment of an Account; (j) the Account Debtor is located in the United States; provided, however, Laurus may,
                                                  --------  -------
from time to time, in the exercise of its sole discretion and based upon satisfaction of certain conditions to be determined at such time by Laurus, deem certain Accounts as Eligible Accounts notwithstanding that such Account is due from an Account Debtor located outside of the United States; (k) Laurus has a first priority perfected Lien in such Account and such Account is not subject to any Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate of any Company; (m) is payable to such Company; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which such Company is indebted; (o) is net of any returns, discounts, claims, credits and allowances;
(p) if the Account arises out of contracts between such Company, on the one hand, and the United States, on the other hand, any state, or any department, agency or instrumentality of any of them, such Company has so notified Laurus, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by such Company or work, labor and/or services rendered by such Company;
(r)  does  not  arise out of progress billings prior to completion of the order;
(s) the total unpaid Accounts from such Account Debtor does not exceed twenty-five percent (25%) of all Eligible Accounts; (t) such Company's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (u) such Company is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (v) does not represent interest payments, late or finance charges owing to such Company, and (w) is otherwise satisfactory to Laurus as reasonably determined by Laurus to be proper and necessary in the exercise of its good faith judgment. In the event any Company requests that Laurus include within Eligible Accounts certain Accounts of one or more of such Company's acquisition targets, Laurus shall at the time of such request consider such inclusion, but any such inclusion shall be at the sole option of Laurus and shall at all times be subject to the execution and delivery to Laurus of all such documentation
(including, without limitation, guaranty and security documentation) as Laurus may require in its sole discretion.

"Eligible  Inventory"  means  Inventory  owned by a Company which Laurus, in its
 -------------------
sole and absolute discretion, reasonably determines: (a) is subject to a first priority perfected Lien in favor of Laurus and is subject to no other Liens whatsoever (other than Permitted Liens); (b) is located on premises with respect to which Laurus has received a landlord or mortgagee waiver acceptable in form and substance to Laurus; (c) is not in transit; (d) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory Governmental Authority over such Inventory, its use or sale including the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (e) is currently either usable or salable in the normal course of such Company's business; (f) is not placed by such Company on consignment or held by such Company on consignment from another Person; (g) is in conformity with the representations and warranties made by such Company to Laurus with respect thereto; (h) is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties; (i) does not require the consent of any Person for the completion of manufacture, sale or other disposition of such Inventory and such completion, manufacture or sale does not constitute a breach or default under any contract or agreement to which such Company is a party or to which such Inventory is or may be subject; (j) is not work-in-process; (k) is covered by casualty insurance acceptable to Laurus and under which Laurus has been named as a lender's loss payee and additional insured; and (l) not to be ineligible for any other reason.

"Eligible  Subsidiary"  means each Subsidiary of the Parent set forth on Exhibit
 --------------------                                                    -------
Ahereto, as the same may be updated from time to time with Laurus' written consent.

"Equipment"  means all "equipment" as such term is defined in the UCC, now owned
 ---------
or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, Fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

"ERISA"  has  the  meaning  given  such  term  in  Section  12(bb).
 -----

"Event  of  Default"  means  the  occurrence  of  any of the events set forth in
 ------------------
Section  19.

"Exchange  Act"  means  the  Securities  Exchange  Act  of  1934,  as  amended.
 -------------

"Exchange  Act  Filings"  means the Parent's filings under the Exchange Act made
 ----------------------
prior  to  the  date  of  this  Agreement.

 "Financial  Reporting  Controls"  has  the  meaning  given such term in Section
  ------------------------------
12(f)(v).

"Fixtures" means all "fixtures" as such term is defined in the UCC, now owned or
 --------
hereafter  acquired  by  any  Person.

"Formula  Amount"  has  the  meaning  given  such  term  in  Section  2(a)(i).
 ---------------

"GAAP"  means generally accepted accounting principles, practices and procedures
 ----
in  effect  from  time  to  time  in  the  United  States  of  America.

"General Intangibles" means all "general intangibles" as such term is defined in
 -------------------
the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

"Goods"  means  all  "goods",  as  such term is defined in the UCC, now owned or
 -----
hereafter  acquired by any Person, wherever located, including embedded software
 ---
to the extent included in "goods" as defined in the UCC, manufactured homes, fixtures, standing timber that is cut and removed for sale and unborn young of animals.

"Goodwill"  means  all  goodwill,  trade  secrets,  proprietary  or confidential
 --------
information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.
 -----

"Governmental  Authority"  means  any  nation  or government, any state or other
 -----------------------
political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Inactive Subsidiaries" shall have the meaning set forth on Schedule 12(b) hereto.

"Instruments"  means  all "instruments", as such term is defined in the UCC, now
 -----------
owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual  Property"  means  any and all patents, trademarks, service marks,
 ----------------------
trade names, copyrights, trade secrets, Licenses, information and other proprietary rights and processes.

"Inventory" means all "inventory", as such term is defined in the UCC, now owned
 ---------
or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

"Inventory  Availability"  means  the  lesser of (a) thirty percent (30%) of the
 -----------------------
value of Companies' Eligible Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis) and (b) $1,000,000.

"Investment  Property"  means all "investment property", as such term is defined
 --------------------
in  the  UCC,  now  owned or hereafter acquired by any Person, wherever located.

"Letter-of-Credit  Rights"  means  "letter-of-credit  rights"  as  such  term is
 ------------------------
defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

"License" means any rights under any written agreement now or hereafter acquired
 -------
by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

"Lien"  means any mortgage, security deed, deed of trust, pledge, hypothecation,
 ----
assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

"Loans" has the meaning given such term in Section 2(a)(i) and shall include all
 -----
other  extensions  of  credit  hereunder  and  under  any  Ancillary  Agreement.

"Lockboxes"  has  the  meaning  given  such  term  in  Section  8(a).
 ---------

"Material  Adverse  Effect" means a material adverse effect on (a) the business,
 -------------------------
assets, liabilities, condition (financial or otherwise), properties, operations or prospects of any Company or any of its Subsidiaries (taken individually and as a whole), (b) any Company's or any of its Subsidiary's ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the sufficiency and/or value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Laurus' rights and remedies under this Agreement and the Ancillary Agreements. Without limiting the foregoing, any event or occurrence adverse to any Company that results or could reasonably be expected to result in costs and/or liabilities or loss of revenues, individually or in the aggregate to such Company in excess of 30% of such Company's revenue shall constitute a Material Adverse Effect.

 "NASD"  has  the  meaning  given  such  term  in  Section  13(b).
  ----

"Notes"  means  the  Secured  Revolving  Note  and the Secured Term Note made by
 -----
Companies in favor of Laurus in connection with the transactions contemplated hereby, as each of the same may be amended, supplemented, restated and/or otherwise modified from time to time.

"Obligations"  means  all  Loans, all advances, debts, liabilities, obligations,
 -----------
covenants and duties owing by each Company and each of its Subsidiaries to Laurus (or any corporation that directly or indirectly controls or is controlled by or is under common control with Laurus) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from any Company and/or each of its Subsidiaries to others which Laurus may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), charges or any other payments each Company and each of its Subsidiaries is required to make by law or otherwise arising under or as a result of this Agreement, the Ancillary Agreements or otherwise, together with all reasonable expenses and reasonable attorneys' fees chargeable to the Companies' or any of their Subsidiaries' accounts or incurred by Laurus in connection therewith.

"Payment Intangibles" means all "payment intangibles" as such term is defined in
 -------------------
the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

"Permitted  Liens" means (a) Liens of carriers, warehousemen, artisans, bailees,
 ----------------
mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Companies and their Subsidiaries, as applicable, in conformity with GAAP; (c) Liens in favor of Laurus; (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Companies and their Subsidiaries, as applicable, in conformity with GAAP; and which have no effect on the priority of Liens in favor of Laurus or the value of the assets in which Laurus has a Lien;
(e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on Schedule 2 hereto.
                                                              ----------

"Person"  means  any  individual,  sole  proprietorship,  partnership,  limited
 ------
liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"Preferred  Conversion Shares" has the meaning given such term in Section 12(a).
 ----------------------------

"Principal  Market"  means  the  NASD  Over  The  Counter Bulletin Board, NASDAQ
 -----------------
Capital Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

"Proceeds"  means  "proceeds",  as  such  term is defined in the UCC and, in any
 --------
event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Company or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority);
(c) any claim of any Company against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by any Company against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

"Purchase  Money  Indebtedness"  means  (a)  any  indebtedness  incurred for the
 -----------------------------
payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase  Money  Lien"  means  any  Lien upon any fixed assets that secures the
 ---------------------
Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

"Registration  Rights  Agreements"  means  that  certain  Registration  Rights
 --------------------------------
Agreement dated as of the Closing Date by and between the Parent and Laurus and each other registration rights agreement by and between the Parent and Laurus, as each of the same may be amended, modified and supplemented from time to time.

"Revolving  Loans"  shall  have  the meaning given such term in Section 2(a)(i).
 ----------------

 "SEC"  means  the  Securities  and  Exchange  Commission.
  ---

"SEC  Reports"  has  the  meaning  given  such  term  in  Section  12(u).
 ------------

"Secured  Revolving  Note" means that certain Secured Revolving Note dated as of
 ------------------------
the Closing Date made by the Companies in favor of Laurus in the original face amount of Five Million Dollars ($5,000,000), as the same may be amended, supplemented, restated and/or otherwise modified from time to time.

"Secured Term Note" means that certain Secured Term Note dated as of the Closing
 -----------------
Date made by the Companies in favor of Laurus in the original face amount of Two Million Five Hundred Thousand Dollars ($2,500,000), as the same may be amended, supplemented, restated and/or otherwise modified from time to time.

"Securities" means the Notes and the 7% Preferred Stock and the shares of Common
 ----------
Stock which may be issued pursuant to conversion of the 7% Preferred Stock in whole or in part.

"Securities  Act"  has  the  meaning  given  such  term  in  Section  12(r).
 ---------------

"Security  Documents"  means all security agreements, mortgages, cash collateral
 -------------------
deposit letters, pledges and other agreements which are executed by any Company or any of its Subsidiaries in favor of Laurus.

"7%  PreferredStock"  means  the  1,500,000 shares of the Company's 7% preferred
 ------------------
stock  issued  to  Laurus.

"Software" means all "software" as such term is defined in the UCC, now owned or
 --------
hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

"Solvent"  means,  with respect to any Person on a particular date, that on such
 -------
date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute and unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Stock"  means  all  certificated  and uncertificated shares, options, warrants,
 -----
membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

"Stockholder  Approval"  shall  mean  the  approval  required  from the Parent's
 ---------------------
majority shareholders as of August 11, 2006, in order for the Parent to amend its Articles of Incorporation, as amended, as set forth in the proposals of the Proxy Statement on Schedule 14(a) filed with the SEC on August 18, 2006.

"Subordinated Debt Documentation" shall mean  the Securities Purchase Agreement,
 -------------------------------
dated as of March 31, 2006, among the Parent and each purchaser identified on the signature pages thereto (including, without limitation, Palidaides Master Fund, LP) together with each other Transaction Document (as defined therein).

"Subsidiary"  means,  with  respect  to  any  Person, (i) any other Person whose
 ----------
shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors or other governing body of such other Person, are owned, directly or indirectly, by such Person or (ii) any other Person in which such Person owns, directly or indirectly, more than 50% of the equity interests at such time.

"Supporting  Obligations"  means  all  "supporting  obligations" as such term is
 -----------------------
defined  in  the  UCC.

"Term"  means  the  Closing  Date  through  the  close  of  business  on the day
 ----
immediately preceding the third anniversary of the Closing Date, subject to acceleration at the option of Laurus upon the occurrence of an Event of Default hereunder or other termination hereunder.

"Term  Loan"  has  the  meaning  given  such  term  in  Section  2(a)(c).
 ----------

"Total  Investment  Amount"  means  Seven  Million Five Hundred Thousand Dollars
 -------------------------
($7,500,000).

"UCC" means the Uniform Commercial Code as the same may, from time to time be in
 ---
effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                                    Exhibit A
                                    ---------

                              Eligible Subsidiaries
                              ---------------------


         Trinity Workplace Learning Corporation, a Delaware corporation

                                    Exhibit B
                                    ---------
                           Borrowing Base Certificate
                           --------------------------
                           As of  __________ __, 200__




ACCOUNTS RECEIVABLE PER __________ AGING                                                    0.00

INELIGIBLE ACCOUNTS:
Accounts over 90 days from Invoice Date                               0.00
---------------------------------------------------------------
Credit Balances Over 90 days from Invoice Date                        0.00
Intercompany and Affiliate Accounts                                   0.00
__% Concentration Cap                                                 0.00
Contra Accounts                                                       0.00
Cash Sales and COD Accounts                                           0.00
Foreign Receivables                                                   0.00
Government Receivables (without Assignment of Claims)                 0.00
Discounts, Credits and Allowances                                     0.00
Cross-age (__% Past Due)                                              0.00
Bill and Hold Invoices                                                0.00
Finance/Service/Late Charges                                          0.00
Other:                                                                0.00                  0.00

ELIGIBLE ACCOUNTS RECEIVABLE                                                                0.00

Accounts Receivable Advance Rate                                 90%

ACCOUNTS RECEIVABLE AVAILABILITY                                                            0.00



INVENTORY PER __________ BALANCE SHEET                                                      0.00

INELIGIBLE INVENTORY:
Work-in-Process                                                       0.00
---------------------------------------------------------------
Excess/Slow Moving                                                    0.00
Supplies/Packaging                                                    0.00
Damaged                                                               0.00
Other:                                                                0.00                  0.00

ELIGIBLE INVENTORY                                                                          0.00

Inventory Advance Rate                                           50%

Inventory Cap                                                                     [1,000,000.00]

INVENTORY AVAILABILITY                                                                      0.00

TOTAL AVAILABILITY                                                                          0.00

LESS RESERVES                                                                               0.00

NET AVAILABILITY                                                                            0.00

REVOLVING CREDIT LINE                                                 0.00
MINIMUM BORROWING NOTE                                                0.00

NET BORROWING AVAILABILITY (LESSER OF LINE OR NET AVAILABILITY)             0.00

LESS:  LAURUS LOANS                                                                         0.00

EXCESS/(DEFICIT) AVAILABILITY                                                               0.00


The undersigned hereby certifies that all of the foregoing information regarding the Eligible Accounts and Eligible Inventory are true and correct on the date hereof and all such Accounts and Inventory listed as Eligible are Eligible within the meaning given such term in the Security Agreement dated August __, 2006 among Trinity Learning Corporation, the other companies named therein and Laurus Master Fund, Ltd.

_____________,  COMPANY  AGENT


By:  ___________________________________

                                      Name:
                                     Title:

                               SECURITY AGREEMENT
                               ------------------


                            LAURUS MASTER FUND, LTD.


                          TRINITY LEARNING CORPORATION

                                       and


                     TRINITY WORKPLACE LEARNING CORPORATION




                             Dated: August __, 2006





1.      General Definitions and Terms; Rules of Construction.                 1
        --------------------------------------------------------------------
2.      Loan Facility.                                                        2
        --------------------------------------------------------------------
3.      Repayment of the Loans.                                               4
        --------------------------------------------------------------------
4.      Procedure for Revolving Loans.                                        4
        --------------------------------------------------------------------
5.      Interest and Payments.                                                5
        --------------------------------------------------------------------
6.      Security Interest.                                                    6
        --------------------------------------------------------------------
7.      Representations, Warranties and Covenants Concerning the Collateral.  7
        --------------------------------------------------------------------
8.      Payment of Accounts.                                                  9
        --------------------------------------------------------------------
9.      Collection and Maintenance of Collateral.                            10
        --------------------------------------------------------------------
10.     Inspections and Appraisals.                                          10
        --------------------------------------------------------------------
11.     Financial Reporting.                                                 11
        --------------------------------------------------------------------
12.     Additional Representations and Warranties.                           12
        --------------------------------------------------------------------
13.     Covenants.                                                           23
        --------------------------------------------------------------------
14.     Further Assurances.                                                  29
        --------------------------------------------------------------------
15.     Representations, Warranties and Covenants of Laurus.                 29
        --------------------------------------------------------------------
16.     Power of Attorney.                                                   31
        --------------------------------------------------------------------
17.     Term of Agreement.                                                   31
        --------------------------------------------------------------------
18.     Termination of Lien.                                                 32
        --------------------------------------------------------------------
19.     Events of Default.                                                   35
        --------------------------------------------------------------------
20.     Remedies.                                                            36
        --------------------------------------------------------------------
21.     Waivers.                                                             37
        --------------------------------------------------------------------
22.     Expenses.                                                            37
        --------------------------------------------------------------------
23.     Assignment By Laurus.                                                37
        --------------------------------------------------------------------
24.     No Waiver; Cumulative Remedies.                                      38
        --------------------------------------------------------------------
25.     Application of Payments.                                             38
        --------------------------------------------------------------------
26.     Indemnity.                                                           38
        --------------------------------------------------------------------
27.     Revival.                                                             39
        --------------------------------------------------------------------
28.     Borrowing Agency Provisions.                                         40
        --------------------------------------------------------------------
29.     Notices.                                                             41
        --------------------------------------------------------------------
30.     Governing Law, Jurisdiction and Waiver of Jury Trial.                41
        --------------------------------------------------------------------
31.     Limitation of Liability.                                             42
        --------------------------------------------------------------------
32.     Entire Understanding; Maximum Interest.                              42
        --------------------------------------------------------------------
33.     Severability.                                                        42
        --------------------------------------------------------------------
34.     Survival.                                                            42
        --------------------------------------------------------------------
35.     Captions.                                                            42
        --------------------------------------------------------------------
36.     Counterparts; Telecopier Signatures.                                 42
        --------------------------------------------------------------------
37.     Construction.                                                        42
        --------------------------------------------------------------------
38.     Publicity.                                                           42
        --------------------------------------------------------------------
39.     Joinder.                                                             42
        --------------------------------------------------------------------
40.     Legends.                                                             43
        --------------------------------------------------------------------